UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 8, 2017

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

One Liberty Plaza, 7th Floor
New York, New York	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 297-0200

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of Shareholders of ABM Industries Incorporated was held on March 8, 2017.

(b)	The following directors were elected by a vote of shareholders, each to serve for a term ending at the annual meeting of shareholders in the year 2020: Anthony G. Fernandes, Thomas M. Gartland and Winifred Markus Webb.

The following directors remained in office: Linda Chavez, J. Philip Ferguson, Art A. Garcia, Sudhakar Kesavan, Lauralee E. Martin, Filippo Passerini, and Scott Salmirs.

The following matters were voted upon at the meeting:

(1)	Proposal 1 - Election of Directors

Nominees	For	Against	Abstain	Broker Non-Votes
Anthony G. Fernandes	46,146,411	1,253,342	32,011	4,284,591
Thomas M. Gartland	47,316,613	62,193	52,958	4,284,591
Winifred Markus Webb	46,819,271	591,069	21,424	4,284,591

(2)	Proposal 2 – Advisory Vote to Approve Executive Compensation

For	Against	Abstain	Broker Non-Votes
44,536,412	2,829,931	65,421	4,284,591

(3)	Proposal 3 – Advisory Vote on Frequency of Advisory Vote to Approve Executive Compensation

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
36,959,441	300,758	10,101,979	69,586	4,284,591

(4)	Proposal 4 – Ratification of the Selection of KPMG LLP as Independent Registered Public Accounting Firm

For	Against	Abstain
50,063,104	1,612,898	40,353

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated:	March 8, 2017	By:	/s/ Barbara L. Smithers
Barbara L. Smithers
Vice President, Deputy General Counsel and Assistant Secretary